UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 4, 2007
LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway, Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 648-1700
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The discussion of the Limited Partnership Agreement and Contribution Agreement in Item 2.01 hereof is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 4, 2007, Liberty Property Trust, a Maryland real estate investment trust (“Liberty”), together with its operating partnership, Liberty Property Limited Partnership (“Liberty LP”), completed the previously announced mergers with Republic Property Trust, a Maryland real estate investment trust (“Republic”), pursuant to the Agreement and Plan of Merger, dated as of July 23, 2007 (the “Merger Agreement”), by and among Liberty, Liberty LP, Liberty Acquisition LLC, a wholly owned subsidiary of Liberty (“Liberty Acquisition”), Republic and Republic Property Limited Partnership, Republic’s operating partnership (“Republic LP”). Pursuant to the Merger Agreement, Republic merged with and into Liberty Acquisition (the “REIT Merger”), with Liberty Acquisition surviving as a wholly owned subsidiary of Liberty, and, immediately prior to the REIT Merger, Republic LP merged with and into Liberty LP (the “Partnership Merger”), with Liberty LP surviving. Promptly following the REIT Merger, Liberty Acquisition was merged with and into Liberty, with Liberty surviving (together with the REIT Merger and the Partnership Merger, the “Mergers”).
     Pursuant to the Merger Agreement, (i) each outstanding common share of beneficial interest, par value $0.01 (each, a “Common Share”), of Republic (other than Common Shares held by Republic, Liberty and their respective subsidiaries) was converted into the right to receive $14.70 in cash, without interest (the “Merger Consideration”), and (ii) each outstanding Republic LP partnership unit was converted into the right to receive the Merger Consideration. The aggregate amount paid to holders of Republic Common Shares and Republic LP partnership units was approximately $434.6 million. In the Mergers, Liberty acquired an operating platform, including all of the real estate property assets of Republic (other than the D.C. Properties (as defined below)), as well as other assets, including Republic LP’s option to purchase certain real property located in Washington, D.C., cash, accounts payable, accounts receivable and furniture and fixtures (such other assets collectively, the “Platform and Retained Assets”).
     In order to partially finance the Mergers, Liberty, on October 4, 2007, entered into a joint venture (the “Joint Venture”) with New York State Common Retirement Fund (“NY Common”), through the formation of a joint venture limited partnership (“Liberty Washington”) that, in a series of transactions discussed more fully below, acquired on October 4, 2007 the real estate property assets of Republic. Liberty owns 25% of Liberty Washington and NY Common owns 75%. Pursuant to the Contribution Agreement entered into in connection with the Joint Venture, NY Common contributed approximately $415 million to Liberty Washington, a portion of which was loaned to Liberty to pay holders of Republic Common Shares and Republic LP partnership units in the Mergers (the “JV Loan”). Pursuant to the Contribution Agreement, Liberty contributed real property with a value of approximately $138.4 million to Liberty Washington.
     Immediately prior to the consummation of the Mergers, Republic sold to Liberty Washington all of its ownership interests in subsidiaries that own real estate in Washington, D.C. (the “D.C. Properties”) in exchange for a promissory note (the “D.C. Note”) from Liberty Washington. In addition, immediately prior to the consummation of the Mergers, Liberty loaned Republic $59.5 million to defease certain loans and pay fees and expenses associated with the defeasance (the “Defeasance Loan”). The Defeasance Loan survives all the transactions described herein and will accrue interest monthly on all unpaid amounts at 5.25% per annum and is due and payable on September 1, 2008.
     Immediately following the Mergers and pursuant to the Contribution Agreement, Liberty contributed the D.C. Note and all of the real estate property assets of Republic (together with certain liabilities, including, without limitation, the Defeasance Loan), other than the D.C. Properties and the Platform and Retained Assets (such contributed assets and liabilities, collectively, the “Contributed Items”), to Liberty Washington (the “Contribution”) in satisfaction of its capital contribution requirement to the Joint Venture and the JV Loan. In connection with the Mergers and the Joint Venture, Liberty Washington paid off certain debt of Republic in the aggregate amount of $90.2 million. Liberty Washington’s debt immediately following the Mergers and the Contribution was approximately $347.5 million, including the Defeasance Loan.

     The properties acquired by Liberty Washington include 13 operating properties consisting of 24 office buildings, and a redevelopment property that, upon completion, will comprise 176,000 square feet of prime office space.
     Pursuant to the Agreement of Limited Partnership of Liberty Washington (the “Partnership Agreement”), a wholly owned subsidiary of Liberty LP will manage the day-to-day operations of Liberty Washington in accordance with the terms of the Partnership Agreement. Liberty LP will manage and lease the Joint Venture properties pursuant to a Management and Leasing Agreement and will manage the development of additional properties for the Joint Venture in the Greater Washington, D.C. area pursuant to a Development Management Agreement. The Partnership Agreement prevents Liberty from acquiring or owning office property in the Greater Washington, D.C. area, unless the opportunity to acquire a new property by Liberty Washington is rejected by NY Common.
     The partners receive monthly distributions of net cash receipts in proportion to their percentage interests in Liberty Washington. In the event of the sale of substantially all of Liberty Washington’s properties and if certain performance targets under the Partnership Agreement are satisfied, Liberty’s interest in the proceeds from such sale may be in excess of 25%.
     The Partnership Agreement contains a buy-sell provision that may be exercised by either partner (1) upon the occurrence of certain events specified in the Partnership Agreement or (2) with certain limitations specified in the Partnership Agreement, at any time after October 4, 2012. The buy-sell provision provides that the partner invoking the buy-sell right shall make an offer to purchase all of the partnership interests of the other partner coupled with an offer to sell to the other partner all of its partnership interests, both at the same cash price. The partner receiving the offer has forty-five (45) business days to either purchase the partnership interests of the partner invoking the buy-sell right or sell its partnership interests to the invoking partner.
     On October 4, 2007, the Company issued a joint press release with Republic announcing completion of the Mergers and the Joint Venture. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
Item 2.06. Material Impairments.
     As discussed above, in the Mergers Liberty and Liberty LP acquired the Contributed Items and the Platform and Retained Assets but contributed to the Joint Venture the Contributed Items. Thus, on October 4, 2007, the date that the Joint Venture was consummated, Liberty and Liberty LP concluded that they would recognize a one-time impairment charge to net income based on the difference between the aggregate value of the Contributed Items and the Platform and Retained Assets and the value of the Contributed Items. At this time, Liberty and Liberty LP are unable to make a final determination of the estimated range related to the impairment charge. However, to the extent required by applicable rules, Liberty and Liberty LP will file one or more amendments to this Current Report on Form 8-K or include such disclosures in a future Quarterly Report on Form 10-Q or Annual Report on Form 10-K as details of the impairment charges are refined and estimates of the related costs and charges are finalized. The impairment charges ultimately recorded are not expected to result in material future cash expenditures.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

No pro forma financial information regarding the Mergers is required. To the extent that pro forma financial information regarding the Contribution is required, it will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days after the date of filing hereof.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit	Exhibit Title

99.1	Joint Press Release by the Registrants and Republic dated October 4, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST
By:	/s/ George J. Alburger, Jr.
George J. Alburger, Jr.
Chief Financial Officer

LIBERTY PROPERTY LIMITED PARTNERSHIP
By:	Liberty Property Trust, its sole
General Partner

By:	/s/ George J. Alburger, Jr.
George J. Alburger, Jr.
Chief Financial Officer

Dated: October 11, 2007

EXHIBIT INDEX

Exhibit	Exhibit Title

99.1	Joint Press Release by the Registrants and Republic dated October 4, 2007.